Exhibit 99.1

PRESS RELEASE

Smartkem Announces Significant Reduction in Accounts Payable Through Debt Conversion Agreement

MANCHESTER, England, February 6, 2026 – Smartkem, Inc. (Nasdaq: SMTK), (“Smartkem” or the “Company”), a leader in advanced materials, today announced that it has entered into a debt conversion agreement, pursuant to which certain outstanding accounts payable of Smartkem were satisfied in full through the issuance of equity securities of the Company.

Under the terms of the agreement, approximately $2.0 million of outstanding obligations owed were converted into a combination of shares of the Company’s common stock and pre-funded warrants at an implied conversion price of $2.75 per share. Upon issuance of the securities, the obligations were fully discharged.

The transaction resulted in a significant reduction of the Company’s accounts payable, with no cash consideration paid. The Company believes the transaction strengthens its balance sheet by removing this obligation and is expected to result in a meaningful reduction in ongoing cash requirements.

The securities were issued in a private transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The securities have not been registered and may not be offered or sold absent registration or an applicable exemption.

About Smartkem

Smartkem is seeking to change the world of electronics with a new class of transistors developed using its proprietary advanced semiconductor materials. Our TRUFLEX® semiconductor polymers enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost, high-performance electronics. Our semiconductor platform can be used in a range of technologies including MicroLED, LCD and AMOLED, as well as in applications in advanced computer and AI chip packaging, sensors, and logic.

Smartkem designs and develops its materials at its research and development facility in Manchester, UK and operates a field application office in Hsinchu, Taiwan, close to collaboration partner, The Industrial Technology Research Institute (ITRI), where it provides prototyping services. Smartkem is developing a commercial-scale production process and Electronic Design Automation (EDA) tools to demonstrate the commercial viability of manufacturing a new generation of displays using its materials.

The company has an extensive IP portfolio including 141 granted patents across 17 patent families, 15 pending patents and 40 codified trade secrets.

For more information, visit the Smartkem website or follow on LinkedIn.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, the impact that the transaction will have on the Company’s balance sheet and its ongoing cash requirements, the potential dilutive effect of the issuance of the securities in connection with the debt conversion agreement, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Selena Kirkwood
Head of Communications for Smartkem

s.kirkwood@smartkem.com

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com